Exhibit 21.1

HANDY & HARMAN LTD.
Schedule of Subsidiaries
(as of December 31, 2016)

WHX CS CORPORATION, a Delaware corporation.

HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).

HANDY & HARMAN, a New York corporation (“HANDY & HARMAN”), a direct subsidiary of HHG.

BAIRNCO LLC, a Delaware limited liability company (“BAIRNCO”), a direct subsidiary of HHG.

HANDY & HARMAN HOLDING CORPORATION, a Delaware corporation, a direct subsidiary of HHG.

JPS INDUSTRIES HOLDINGS LLC, a Delaware corporation, a direct subsidiary of HHG.

SL INDUSTRIES, INC., a Delaware corporation, a direct subsidiary of HHG.

HANDY & HARMAN SUBSIDIARIES

DANIEL RADIATOR CORPORATION, a Texas corporation.

EAST 94th STREET HOLDINGS, INC., an Oklahoma corporation (formerly known as Continental Industries, Inc.).

H&H LTD., a corporation organized under the laws of Bermuda.

HANDY & HARMAN (ASIA) S.A., a corporation organized under the laws of Panama.

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation.

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation.

HANDY & HARMAN ELE (ASIA) SND BHD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation.

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.

HANDY & HARMAN MANAGEMENT HOLDINGS (HK) LIMITED, a corporation organized under the laws of Hong Kong. (1)

HANDY & HARMAN MANUFACTURING (SINGAPORE) PTE. LTD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands. (1)

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation.

HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation).

INDIANA TUBE CORPORATION, a Delaware corporation.

INDIANA TUBE SOLUTIONS, S. De R.L. de C.V., a corporation organized under the law of Mexico. (1)

LUCAS-MILHAUPT, INC., a Wisconsin corporation.

LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China. (1)

LUCAS-MILHAUPT GLIWICE Sp. Z o.o., a corporation organized under the laws of Poland. (1)

LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong. (1)

LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France. (1)

LUCAS-MILHAUPT WARWICK LLC, a Delaware limited liability company. (1)

MICRO-TUBE FABRICATORS, INC., a Delaware corporation.

OCMUS, INC., an Indiana corporation (formerly known as Sumco, Inc.).

OMG, INC., a Delaware corporation (formerly known as Olympic Manufacturing Group, Inc.).

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation.

PAL-RATH REALTY, INC., a Delaware corporation.

THE NOMINATING TRUSTS (20 Grant Street Nominee Trust, 28 Grant Street Nominee Trust, 7 Orne Street Nominee Trust), trusts governed by Massachusetts law. (1)

460 WEST MAIN STREET HOLDING CORPORATION, a Delaware corporation (formerly known as Canfield Metal Coating Corporation).

BAIRNCO LLC SUBSIDIARIES

ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada. (2)

ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom. (2)

BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany. (2)

KASCO LLC, a Delaware limited liability company.

KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico. (2)

KASCO MEXICO LLC, a Delaware Limited Liability Company. (2)

JPS INDUSTRIES HOLDINGS LLC SUBSIDIARIES

JPS COMPOSITE MATERIALS CORPORATION, a Delaware corporation.

SL INDUSTRIES, INC. SUBSIDIARIES

CEDAR CORPORATION, a Nevada corporation. (3)

CEDRO DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico. (3)

CONDOR POWER SUPPLIES DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico. (3)

DAVALL GEARS LTD., a corporation organized under the laws of United Kingdom. (3)

INDUSTRIAS SL, S.A. DE C.V., a corporation organized under the laws of Mexico. (3)

MEX HOLDINGS, LLC, a Delaware corporation. (3)

MTE CORPORATION, a Wisconsin corporation. (3)

MTE POWER QUALITY SOLUTIONS PTE, LTD., a corporation organized under the laws of Singapore. (3)

SL DELAWARE, INC., a Delaware corporation.

SL DELAWARE HOLDINGS, INC., a Delaware corporation.

SL MONTEVIDEO TECHNOLOGY, INC., a Minnesota corporation. (3)

SL POWER ELECTRONICS LTD., a corporation organized under the laws of United Kingdom. (3)

SL POWER ELECTRONICS CORPORATION, a Delaware corporation. (3)

SL SHANGHAI INTERNATIONAL TRADING CORPORATION, a corporation organized under the laws of China. (3)

SL SHANGHAI POWER ELECTRONICS CORPORATION, a corporation organized under the laws of China. (3)

SL SURFACE TECHNOLOGIES, INC., a New Jersey corporation. (3)

SL XIANGHE POWER ELECTRONICS CORPORATION, a corporation organized under the laws of China. (3)

SLGC HOLDINGS, INC., a Delaware corporation. (3)

SLMTI DS LLC, a Delaware corporation. (3)

TPE DE MEXICO, S. DE R.L. DE C.V., a corporation organized under the laws of Mexico. (3)

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(1)    Indirect wholly-owned subsidiary of Handy & Harman.

(2)    Indirect wholly-owned subsidiary of Bairnco LLC.

(3)    Indirect wholly-owned subsidiary of SL Industries, Inc.